                                                                    EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To Trump Atlantic City Associates and Subsidiaries:

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 13, 1998